UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported)     June 15, 2011

Southern Community Financial Corporation

North Carolina	000-33227	56-2270620
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina		27104
(Address of principal executive offices)		(Zip Code)

Issuer's telephone number:  (336) 768-8500
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)
The Annual Meeting of the Company, adjourned from its originally scheduled date of May 25, 2011, was held on June 15, 2011.  Of the 16,838,125 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting, 8,714,919 shares of common stock, or 51.75% of the shares outstanding, were represented in person or by proxy.

(b)
The Board of Directors submitted three proposals for shareholder approval.  In the case of Proposal 1, all of the director nominees were approved and elected to serve on the Board of Directors. The Board’s other proposals were also approved by the requisite number of shareholders entitled to vote at the Annual Meeting.  The voting results were as follows:

Proposal 1:	Election of directors to three year terms until the Annual Meeting in 2014 or until their successors are elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Vote
James O. Frye	8,080,180	610,474	24,265	-
Lynn L. Lane	6,789,410	1,912,547	12,962	-
H. Lee Merritt, Jr.	7,060,150	1,296,931	357,838	-
Stephen L. Robertson	6,832,769	1,863,256	18,894	-

Proposal 2:	Advisory (non-binding) approval of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
7,262,172	1,145,779	306,968	-

Proposal 3:	Approval of Restricted Stock Plan.

For	Against	Abstain	Broker Non-Vote
7,465,200	929,517	320,202	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community Financial Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

June 16, 2011	By:	/s/ James Hastings
Name: James Hastings
Title: Executive Vice President and Chief Financial Officer